UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  February 2, 2011

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado  80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2011, the Compensation Committee of the Board of Directors of Intrepid Potash, Inc. (the “Corporation”) approved an amended form of stock option agreement for stock option grants made to participants pursuant to the Intrepid Potash, Inc. 2008 Equity Incentive Plan (the “Plan”) and an amended form of restricted stock agreement for restricted stock grants made to participants pursuant to the Plan, including the named executive officers identified in the Corporation’s proxy statement.

A copy of the amended form of stock option agreement is attached as Exhibit 10.1 and a copy of the amended form of restricted stock agreement is attached as Exhibit 10.2, both of which are incorporated herein by reference.  The attached forms are substantially similar to the forms already in use but have been amended to clarify how unvested portions of awards will be treated in the event of the death or disability of the award recipient.

Item 9.01            Financial Statements and Exhibits

(d)                   Exhibits

Exhibit No.	Description

10.1	Form of Stock Option Agreement under the 2008 Equity Incentive Plan.
10.2	Form of Restricted Stock Agreement under the 2008 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: February 7, 2011	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
Corporate Counsel and Secretary